SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                              Bandag, Incorporated
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

BANDAG, INCORPORATED                                    [GRAPHIC OMITTED]
Bandag Headquarters                                     BANDAG(R)
2905 North Highway 61
Muscatine, Iowa 52761-5886
April 11, 2002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 14, 2002

To The Shareholders:

     The Annual Meeting of the Shareholders of Bandag, Incorporated, an Iowa corporation, will be held at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa, on May 14, 2002, commencing at ten o'clock a.m., Central Daylight Time, for the following purposes:

     (1)  To elect two directors for terms of three years.

     (2) To act upon a proposal to amend the Corporation's Restated Articles of Incorporation, as amended, to limit directors' liability.

     (3) To ratify the selection of Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2002.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 26, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are invited to attend the meeting; however, if you do not expect to attend in person, you are urged to sign, date and return immediately the enclosed Proxy, which is solicited by the Board of Directors. You may revoke your Proxy and vote in person should you attend the meeting.

                                       By Order of the Board of Directors

                                       /s/ Warren W. Heidbreder

                                       WARREN W. HEIDBREDER, Secretary

BANDAG, INCORPORATED                                    [GRAPHIC OMITTED]
Bandag Headquarters                                     BANDAG(R)
2905 North Highway 61
Muscatine, Iowa 52761-5886
April 11, 2002

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bandag, Incorporated (the "Corporation") to be voted at the Annual Meeting of the Shareholders of the Corporation to be held on Tuesday, May 14, 2002, or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting. Any shareholder giving a proxy may revoke it at any time prior to its exercise.

     Shareholders of record at the close of business on March 26, 2002, will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 26, 2002, there were 9,080,138 outstanding $1.00 par value shares of Common Stock and 2,037,200 outstanding $1.00 par value shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes at the meeting.

     The Corporation's Annual Report for the fiscal year ended December 31, 2001, this Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 11, 2002.

     The following table sets forth information as to the Common, Class A Common and Class B Common shares of the Corporation beneficially owned by each director and director-nominee, each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 26, 2002:

================================================================================
                                                                 Percentage of
                                                                   Aggregate
                                                                  Voting Power
                                                Percentage         of Common
                                              of Outstanding         Stock
                                  Amount         Stock of         and Class B
Directors, Nominees and        Beneficially     Respective           Common
   Executive Officers          Owned[1][2]       Class[1]           Stock**
--------------------------------------------------------------------------------
Lucille A. Carver
     Common Stock                2,615,685          29%               47%
     Class A Common Stock        3,735,756          39%
     Class B Common Stock        1,114,746          55%
--------------------------------------------------------------------------------
Martin G. Carver [3]
     Common Stock                   80,659           1%               17%
     Class A Common Stock          564,099           6%
     Class B Common Stock          502,622          25%
--------------------------------------------------------------------------------

================================================================================
                                                                 Percentage of
                                                                   Aggregate
                                                                  Voting Power
                                                Percentage         of Common
                                              of Outstanding         Stock
                                  Amount         Stock of         and Class B
Directors, Nominees and        Beneficially     Respective           Common
   Executive Officers          Owned[1][2]       Class[1]           Stock**
--------------------------------------------------------------------------------
Roy J. Carver, Jr.
     Common Stock                      -0-         -0-               14%
     Class A Common Stock          184,325           2%
     Class B Common Stock          400,732          20%
--------------------------------------------------------------------------------
Robert T. Blanchard
     Common Stock                      200          -0-
     Class A Common Stock            5,325           *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
Gary E. Dewel
     Common Stock                       -0-         -0-
     Class A Common Stock            6,525           *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
James R. Everline
     Common Stock                      100           *                 *
     Class A Common Stock            7,275           *
     Class B Common Stock              350           *
--------------------------------------------------------------------------------
Phillip J. Hanrahan
     Common Stock                       -0-         -0-
     Class A Common Stock            5,825           *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
Edgar D. Jannotta
     Common Stock                    7,000           *
     Class A Common Stock           12,325           *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
R. Stephen Newman
     Common Stock                    2,500[4]        *
     Class A Common Stock           11,325[5]        *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
Nathaniel L. Derby II
     Common Stock                    5,542           *
     Class A Common Stock           25,760           *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
Warren W. Heidbreder
     Common Stock                    4,838[6]        *                 *
     Class A Common Stock           32,004[7]        *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------

================================================================================
                                                                 Percentage of
                                                                   Aggregate
                                                                  Voting Power
                                                Percentage         of Common
                                              of Outstanding         Stock
                                  Amount         Stock of         and Class B
Directors, Nominees and        Beneficially     Respective           Common
   Executive Officers          Owned[1][2]       Class[1]           Stock**
--------------------------------------------------------------------------------
John C. McErlane
     Common Stock                    1,161[8]        *                 *
     Class A Common Stock           22,642[9]        *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
Charles W. Vesey
     Common Stock                    5,774[10]       *
     Class A Common Stock           10,657[11]       *                 *
     Class B Common Stock               -0-         -0-
--------------------------------------------------------------------------------
All Directors, Nominees and
  Executive Officers as a
  Group (18 Persons)
     Common Stock                2,727,348          30%               78%
     Class A Common Stock        4,654,351          49%
     Class B Common Stock        2,018,450          99%
--------------------------------------------------------------------------------

* Shares owned constitute less than 1% of shares outstanding and less than 1% of votes entitled to be cast.

**   Shares of Class A Common Stock are non-voting.

[1] Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. The Class B Common Stock is convertible on a share-for-share basis into Common Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Common Stock which such shareholder may acquire upon conversion of the Class B Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class B Common Stock held by a shareholder). The percentage of outstanding Common Stock does not take into account shares of Common Stock which may be issued upon conversion of the Class B Common Stock.

[2] Includes the specified number of shares of Class A Common Stock which the following individuals may acquire pursuant to the exercise of stock options within 60 days after March 26, 2002: Lucille A. Carver - 5,325; Martin G. Carver - 43,700; Roy J. Carver, Jr. - 5,325; Robert T. Blanchard - 5,325; Gary E. Dewel - 5,325; James R. Everline - 5,325; Phillip J. Hanrahan - 5,325; Edgar D. Jannotta - 5,325; R. Stephen Newman - 5,325; Nathaniel L. Derby II - 11,300; Warren W. Heidbreder - 16,300; John C. McErlane - 15,100; Charles W. Vesey - 5,560.

[3] Mr. Carver disclaims beneficial ownership of 52,554 shares of Common Stock, 12,376 shares of Class A Common Stock and 525 shares of Class B Common Stock held by members of his family.

[4] Mr. Newman shares voting and investment power over 946 shares with his wife.

[5]  Mr. Newman shares investment power over 2,946 shares with his wife.

[6] Mr. Heidbreder shares voting and investment power over 126 shares with his wife.

[7]  Mr. Heidbreder shares investment power over 4,942 shares with his wife.

[8] Mr. McErlane shares voting and investment power over 365 shares with his wife.

[9]  Mr. McErlane shares investment power over 488 shares with his wife.

[10] Mr. Vesey shares voting and investment power over 1,800 shares with his wife.

[11] Mr. Vesey shares investment power over 1,400 shares with his wife.

     Shareholders Owning More Than Five Percent. The following table provides information concerning persons known by the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities as of March 26, 2002, other than the ownership of Lucille A. Carver, Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table:

================================================================================
                                                    Percentage
                                                        Of
                                         Amount     Outstanding   Percentage of
                                      Beneficially    Common        Aggregate
     Name and Address                    Owned         Stock       Voting Power
--------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc. (1)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                   582,500        6.4%            1.97%
--------------------------------------------------------------------------------
Capital Group International, Inc. (2)    987,600 (2)   10.9%            3.4%
11100 Santa Monica Blvd.
Los Angeles, CA 90025-3384
--------------------------------------------------------------------------------

(1) Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission for the period ended December 31, 2001 by Dimensional Fund Advisors Inc. Of the shares shown, Dimensional Fund Advisors Inc. has sole voting power over all such shares and has sole power to dispose or direct the disposition of all such shares.

(2) Shares shown as beneficially owned is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission for the period ended December 31, 2001 by Capital Group International, Inc. and Capital Guardian Trust Company, affiliated entities. Of the shares shown, such parties have sole voting power over

     901,600 of such shares, and shared voting power over none of such shares and have sole power to dispose or direct the disposition of all such shares.

                     Proposal No. 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation require election of directors to staggered terms of three years. Two nominees this year are to be elected for three-year terms. Mrs. Lucille A. Carver, a director since 1957 and the widow of the founder of the Corporation, Roy J. Carver, will not be standing for election, resulting in a vacancy on the Board of Directors. The Board of Directors has discretion to either amend the Corporation's By-laws to reduce the number of directors, thereby eliminating the vacancy, or to appoint an interim director to serve until the next annual meeting of shareholders. The Board has not yet made a decision, but intends to address the matter in the near future.

     Proxies will be voted for the election of each of the nominees listed below, unless the shareholder giving the proxy votes against, or abstains from voting for, any nominee. If, as a result of unforeseen circumstances, any such nominee shall be unable to serve as director, proxies will be voted for the election of such person or persons as the Board of Directors may select. Information about the nominees is set forth below:

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                   -------------------------------------------

     MARTIN G. CARVER, age 53, was elected Chairman of the Board effective June 23, 1981, Chief Executive Officer effective May 18, 1982, and President effective May 25, 1983. Mr. Carver was also Vice Chairman of the Board from January 5, 1981 to June 23, 1981. He is a member of the Executive Committee, Nominating Committee and Strategic Planning Committee. Mr. Carver has been a Director since 1978.

     EDGAR D. JANNOTTA, age 70. In March 2001, Mr. Jannotta became Chairman of William Blair & Company, L.L.C. and also Chairman of the firm's Executive Committee. Previously, Mr. Jannotta served as Senior Director of William Blair & Company, L.L.C. (January 1996 to March 2001); Senior Director of William Blair & Company, a partnership (January 1995 to January 1996) and also served as Managing Partner for more than five years. He holds directorships in AAR Corp., Aon Corporation, Exelon Corporation, Inforte Corp. and Molex Incorporated. William Blair & Company, L.L.C. provided investment banking services to the Corporation in 2001 and the Corporation anticipates that services may be provided to the Corporation in the current fiscal year. He is a member of the Nominating Committee. Mr. Jannotta has been a Director since 1973.

                         DIRECTORS CONTINUING IN OFFICE
                         ------------------------------

     ROBERT T. BLANCHARD, age 57, since November 1999 has been President of Strategic & Marketing Services, a consulting firm. On November 1, 1999, Mr. Blanchard retired from The Procter & Gamble Company where he had been employed since 1967 and had held numerous positions, including President-Global Skin Care and Cosmetics (January 1, 1999 to November 1, 1999), President, North American Beauty Care Sector (1992 to 1998), Vice President/General Manager - Northern European Division, Vice President/General Manager - Beverages Division, and Group Vice President, Global Strategic Planning - Health and Beauty Care. Mr. Blanchard holds directorships in Best

Buy Co., Inc., a retailer of consumer electronics, computers and software and Signet Group, plc., retail jewelry. He is a member of the Audit Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Blanchard has been a Director since May 1996. Mr. Blanchard's term expires in 2003.

     GARY E. DEWEL, age 59, retired. Mr. Dewel was Executive Vice President, Supply Chain, for Clarion Technologies, Inc., Schaumburg, Illinois, an injection molding business supplier to the automotive industry, until his retirement in April 2000. Previously, he was Vice President, Supply Chain, for Solutia Inc., a spinoff of the chemical businesses of Monsanto Company (1997-April 1999); Vice President, Supply Chain, of Monsanto Company (1994-August 1997) and held several Vice President positions with Navistar International Corporation (1979-1993). Mr. Dewel was elected Vice Chairman of the Board in May 2000. He is a member of the Audit Committee, Executive Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Dewel has been a Director since August 1997. Mr. Dewel's term expires in 2003.

     R. STEPHEN NEWMAN, age 58, since November 2001, has served as President of Observer North America, an operating unit of Observer AB, listed on the Stockholm Stock Exchange. Prior to November 2001, Mr. Newman was President and Chief Executive Officer of Primedia Information, Inc., an operating unit of Primedia Inc. Mr. Newman continues as Chief Executive Officer of Bacon's Information, Inc., where he served as Chief Executive Officer and President from 1994 to November 2001, and President and Chief Operating Officer from 1990 to 1994. Mr. Newman is a member of the Audit Committee, Management Continuity and Compensation Committee and Strategic Planning Committee. Mr. Newman has been a Director since 1983. Mr. Newman's term expires in 2003.

     ROY J. CARVER, JR., age 58, since June 1982 has been Chairman of the Board of Directors of Carver Pump Company, Muscatine, Iowa, a builder of centrifugal pumps. Mr. Carver is President of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa and Davenport, Iowa and President of Carver Hardware, Inc., which operates a chain of hardware stores. Mr. Carver holds directorships in Catalyst, Inc. and Iowa First Bancshares Corp. He is a member of the Nominating Committee and the Strategic Planning Committee. Mr. Carver has been a Director since 1982. Mr. Carver's term expires in 2004.

     JAMES R. EVERLINE, age 60, is President of Everline & Co., a mergers and acquisitions/management consulting company. Previously, Mr. Everline was President, Investment Banking Division, of Henry & Company (1990-December 1991). Henry & Company is engaged in the venture capital and investment banking business. Prior to Mr. Everline's employment by Henry & Company, he was a Partner of Founders Court Investors Inc. (1988-1989) and served as Vice President, Capital Markets Group, Bank of America (1981-1988). He is a member of the Audit Committee, Executive Committee, Management Continuity and Compensation Committee and Nominating Committee. Mr. Everline has been a Director since 1982. Mr. Everline's term expires in 2004.

     PHILLIP J. HANRAHAN, age 62, has been for more than five years a partner in the Milwaukee law firm of Foley & Lardner. In 2001, the Corporation paid fees for legal services to Foley & Lardner, and the Corporation anticipates that similar services may be provided by Foley & Lardner in the current fiscal year. Mr. Hanrahan's cash fees as a Director are paid to Foley & Lardner, which credits the sums to the Corporation's legal services account. Mr. Hanrahan is a member of the Executive Committee. Mr. Hanrahan has been a Director since August 1997. Mr. Hanrahan's term expires in 2004.

     Directors are elected by a majority of the votes cast (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times in 2001.

     The Audit Committee met nine times in 2001. The members of the Audit Committee, whose names appear at the end of the Audit Committee Report herein, are independent (as independence is defined in the listing standards of the New York Stock Exchange). The major functions of the Audit Committee are to assist the Board of Directors in: monitoring the integrity of published financial statements and accounting principles; appointing of, and overseeing of, the relationship with the independent auditors; monitoring compliance with appropriate regulations regarding financial reporting and audit committee functioning; and carrying out other functions which may, from time to time, be assigned to the Audit Committee by the Board of Directors. See "Audit Committee Report" herein. The Board of Directors has adopted a written charter for the Audit Committee.

     The Management Continuity and Compensation Committee met four times in 2001; its functions are to review, evaluate and determine executive level compensation, to recommend to the Board of Directors the election of corporate officers, to administer the Stock Award Plan and the Restricted Stock Grant Plan, including the awarding of options and restricted stock grants under the Stock Award Plan, all pursuant to the terms and conditions of such plans.

     The Nominating Committee met two times in 2001; its duties relate to the evaluation and recommendation to the Board of Directors of prospective candidates for election as directors of the Corporation. The Nominating Committee will consider recommended nominations for the position of director which are submitted in writing by the shareholders and addressed to the Nominating Committee in care of the Corporation at Muscatine, Iowa.

     Mrs. Lucille A. Carver attended less than 75% of the aggregate number of Board of Directors meetings.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
                ------------------------------------------------

Summary Compensation Information

The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers as of December 31, 2001, whose total cash compensation exceeded $100,000 for fiscal 2001. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                               Summary Compensation Table
                                               --------------------------
========================================================================================================================
                                                                             Long Term Compensation
========================================================================================================================
                                                                 Other
                                                                 Annual      Restricted      Options
  Name and Principal                                            Compensa-      Stock         (Number        All Other
     Position                 Year     Salary        Bonus        tion(1)     Award(s)[2]    of Shares)   Compensation[3]
========================================================================================================================
Martin G. Carver
Chairman of the Board,        2001    $428,500      $   -0-     $   667      $       -0-     50,400        $  14,868
Chief Executive Officer       2000     400,000          -0-         681         391,875      47,900           23,044
and President                 1999     486,539          -0-         681              -0-     24,100           14,086
------------------------------------------------------------------------------------------------------------------------

Warren W. Heidbreder
Vice President, Chief         2001    $306,000      $   -0-     $ 1,248      $       -0-     19,300        $  14,868
Financial Officer and         2000     292,500          -0-         681         144,375      17,600           23,044
Secretary                     1999     320,625          -0-         681              -0-      9,000           14,086
------------------------------------------------------------------------------------------------------------------------

John C. McErlane
Vice President;               2001    $292,750      $   -0-     $   326      $       -0-     19,300        $  13,915
President of Tire             2000     274,500          -0-         444         144,375      17,600           23,044
Distribution Systems, Inc.    1999     300,894          -0-         444              -0-      7,000           14,086
------------------------------------------------------------------------------------------------------------------------

Nathaniel L. Derby II         2001    $288,500      $   -0-     $ 1,248      $       -0-     13,300        $  14,868
Vice President,               2000     279,000          -0-       1,275         103,125      12,600           23,044
Manufacturing Design          1999     305,827          -0-       1,275              -0-      6,000           14,086
------------------------------------------------------------------------------------------------------------------------

Charles W. Vesey              2001    $253,713      $   -0-     $ 1,248      $       -0-      7,000        $  18,427
Vice President and            2000     244,813          -0-       1,275              -0-     10,400           23,044
Corporate Controller          1999     244,813          -0-       1,275              -0-         -0-          14,086
========================================================================================================================

[1]  Amounts shown represent certain fringe benefits.

[2] At December 31, 2001, the number of shares held and the aggregate market value of restricted stock held by the named executive officers are as follows: Martin G. Carver, 5,560 shares Common Stock, value $193,266, and 21,653 shares Class A Common Stock, value $649,590; Warren W. Heidbreder, 1,390 shares Common Stock, value $48,316, and 7,319 shares Class A Common Stock, value $219,570; John C. McErlane, 585 shares Common Stock, value $20,335, and 6,514 shares Class A Common Stock, value $195,420; ; Nathaniel
     L. Derby II, 1,310 shares Common Stock, value $45,536, and 5,545 shares Class A Common Stock, value $166,350; and Charles W. Vesey, 715 shares Common Stock, value $24,853, and 715 shares Class A Common Stock, value $21,450. Dividends are paid on the shares of restricted stock prior to vesting.

[3] Of the amounts shown in this column for 2001, $14,250 is the Corporation's contribution under its Salaried Profit Sharing, Retirement and Savings Plan for Martin G. Carver, Warren W. Heidbreder and Nathaniel L. Derby II; $13,915 for John C. McErlane and $12,930 for Charles W. Vesey (of which, because of limitations under the Internal Revenue Code of 1986, as amended, $8,500 was paid into such Plan for Martin G. Carver, Warren W. Heidbreder, Nathaniel L. Derby II, Charles W. Vesey; $2,649 for John C. McErlane and the balance to be paid by the Corporation outside such Plan); and $618 is the Corporation's contribution to its Bandag Security Program, a combination defined benefit and defined contribution plan, for Martin G. Carver, Warren W. Heidbreder, Nathaniel L. Derby II and Charles W. Vesey. The remainder of the amount shown for Mr. Vesey in 2001 is $4,879, representing cash paid in lieu of vacation to Mr. Vesey.

Stock Options

     The following table contains information concerning the grant of stock options under the Corporation's Stock Award Plan for the year ended December 31, 2001, all of which are reflected above in the Corporation's Summary Compensation Table.

                                   Option Grants in Last Fiscal Year
                                         Percentage of
                             Shares      Total Options
                           Underlying    Granted to all    Exercise
                            Options       Employees in     Price per   Expiration     Grant Date
    Name                    Granted(1)     Fiscal Year     Share (2)    Date (3)    Present Value (4)
    ----                    ----------     -----------     ---------   ---------    -----------------
Martin G. Carver              50,400          13.5%          $24.35      3/13/11         $339,696
Warren W. Heidbreder          19,300           5.2%          $24.35      3/13/11         $130,082
John C. McErlane              19,300           5.2%          $24.35      3/13/11         $130,082
Nathaniel L. Derby II         13,300           3.6%          $24.35      3/13/11         $  89,642
Charles W. Vesey               7,000           1.9%          $24.35      3/13/11         $  47,180

(1) These options are options to purchase Class A Common Stock and are nonqualified stock options under the Internal Revenue Code.

(2) An option holder can pay the exercise price of options in cash, by delivering previously issued shares of the Corporation's Common Stock and/or Class A Common Stock, or a combination of both.

(3) Options granted to all participants are exercisable at the rate of 20% per year, beginning March 13, 2002.

(4) The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, the stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury security rate of 5.3%; (b) stock price volatility of 31.3% (based on the three-year weekly stock price history ending January 31, 2001); and
     (c) a dividend yield of 4.1% (based on the weighted average dividend yield of the Class A Common Stock for the one-year period ended January 31,
     2001).

The following table sets forth information regarding the exercise of stock options and the fiscal year-end value of unexercised options held by the named executive officers:

                                        Aggregate Option Exercises in Last
                                  Fiscal Year and Fiscal Year-End Option Values
                                                            Number of Securities
                                                           Underlying Unexercised           Value of Unexercised
                                                                 Options at               In-the-Money Options at
                                                             December 31, 2001              December 31, 2001[1]
                           Shares                            -----------------              --------------------
                          Acquired
                             on        Value
      Name                Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
      ----                --------    --------    -----------    -------------    -----------    -------------
Martin G. Carver           40,000      $62,600       19,220         103,180         $ 85,322        $626,048
Warren W. Heidbreder          ---          ---        7,120          38,780           31,350         234,445
John C. McErlane              ---          ---        6,320          37,580           31,350         234,445
Nathaniel L. Derby II         ---          ---        4,920          26,980           22,444         164,920
Charles W. Vesey              ---          ---        2,080          15,320           18,525         113,650

[1]  The dollar values are calculated by determining the difference between the fair market value of the underlying Class A Common Stock at December 31, 2001 and the exercise price of the options.

Pension Plan Benefits. The following table sets forth annual normal retirement age pension benefits under the Bandag Salaried Pension Plan at the specified remuneration and years-of-service classifications. The table assumes retirement in 2001. To the extent benefits are not paid under the Salaried Pension Plan due to limitations under the Internal Revenue Code of 1986, as amended, they are paid by the Corporation.

                                          PENSION PLAN TABLE
                                  Annual Pension Per Years of Service
                                  -----------------------------------
Highest 5-Year
Average Annual
 Compensation     5-Years    10-Years     15-Years    20-Years     25-Years   30-Years     35-Years
 ------------     -------    --------     --------    --------     --------   --------     --------
   $  50,000       $  2,844   $  5,688     $  8,531    $ 11,100     $ 13,600   $  16,100    $  17,850

   $ 100,000       $  6,906   $ 13,813     $ 20,719    $ 26,100     $ 31,100   $  36,100    $  39,600

   $ 150,000       $ 10,969   $ 21,938     $ 32,906    $ 41,100     $ 48,600   $  56,100    $  61,350

   $ 200,000       $ 15,031   $ 30,063     $ 45,094    $ 56,100     $ 66,100   $  76,100    $  82,100

   $ 250,000       $ 19,094   $ 38,188     $ 57,281    $ 71,100     $ 83,600   $  96,100    $ 104,850

   $ 300,000       $ 21,369   $ 42,738     $ 64,106    $ 79,500     $ 93,400   $ 107,300    $ 117,030

   $ 350,000       $ 21,369   $ 42,738     $ 64,106    $ 79,500     $ 93,400   $ 107,300    $ 117,030

   $ 400,000       $ 21,369   $ 42,738     $ 64,106    $ 79,500     $ 93,400   $ 107,300    $ 117,030

   $ 450,000       $ 21,369   $ 42,738     $ 64,106    $ 79,500     $ 93,400   $ 107,300    $ 117,030

   $ 500,000       $ 21,369   $ 42,738     $ 64,106    $ 79,500     $ 93,400   $ 107,300    $ 117,030

     Pension amounts are based upon an employee's base salary and credited years of service. The base salaries for each of the last three fiscal years to the named executive officers are set forth in the Summary Compensation Table under "Salary." As of March 26, 2002, Messrs. Carver, Heidbreder, McErlane, Derby, and Vesey had completed approximately 23, 20, 17, 31, and 31 years of credited service under the Corporation's pension plan, respectively. Benefits shown in the table are computed as a straight line single life annuity assuming retirement at age 65 and are not subject to offset for Social Security Benefits.

     In addition, certain of the named executive officers also have a "Bandag Security Program" benefit under the Bandag Salaried Pension Plan. The annual defined benefit payable at age 62 for each of the following named executive officers is fixed and is as follows: Martin G. Carver, $732; Warren W. Heidbreder, $542; Nathaniel L. Derby II, $1,108; and Charles W. Vesey, $1,121.

Executive Officer Agreements

     Each of the executive officers named in the Summary Compensation Table, except Mr. Vesey, is a party to a Severance Agreement with the Corporation. The Severance Agreements provide for severance benefits equal to the greater of $1,000,000, $650,000, $620,000 and $610,000 for Messrs. Carver, Heidbreder,
Derby and McErlane, respectively, or an amount equal to twenty-four (24) months base salary in the event of the executive's involuntary termination of employment or voluntary termination for good cause, except for death, disability or retirement. For purposes of the Severance Agreements, "good cause" means (i) a 15% or greater reduction in the executive's base pay, (ii) a materially adverse change, without the executive's prior written consent, in the nature or scope of the executive's title or responsibilities, or (iii) the relocation of the executive's principal place of employment by more than fifty (50) miles. The Severance Agreements restrict the named executive officers from competing with the Corporation for twenty-four months following termination of employment and also contain extensive restrictions on disclosure of the Corporation's confidential information.

Report of Management Continuity and Compensation Committee on Executive Compensation

     The Management Continuity and Compensation Committee of the Board of Directors (the "Compensation Committee") makes all decisions regarding compensation of the Corporation's executive officers, including the awarding of stock options and restricted stock. The Compensation Committee is comprised of four non-employee independent Directors. Set forth below is a report submitted by the Compensation Committee addressing the Corporation's compensation policies applicable to the Corporation's executive officers, including the named executive officers in the Summary Compensation Table.

     The Corporation's executive compensation strategy is designed to:

     o Increase the alignment of executive compensation and rewards with the interests of the Corporation's shareholders;

     o Provide a closer linkage between executive compensation earned and the short-term and long-term performance of the Corporation;

     o Provide the opportunity to better position executive compensation with competitive market levels as the Corporation's performance dictates; and

     o Recognize the role of executives in making the Corporation successful and allow them to share in that success.

                      Bandag's Executive Compensation Plan

     Under the Corporation's executive compensation plan, the total compensation opportunity for each executive officer, including the Chief Executive Officer, is based on a target level of total direct compensation for each individual position. The total direct compensation target for each position approximates the 60th percentile of competitive compensation (cash and stock) from executive compensation surveys, which encompasses manufacturing companies with revenues at or approximating $1 billion.

     The actual level of total compensation an executive will achieve depends upon a variety of factors, including the responsibilities of the position, experience of the executive, current level of total compensation relative to the target level, the financial performance of the Corporation, national trends, and the Corporation's competitive need to retain and recruit the very best and most capable individuals. In reviewing the Corporation's financial performance, the Compensation Committee considers the Corporation's revenues, net income and net income per share in light of the competitive and economic conditions during the fiscal year. In addition, the Compensation Committee considers the Corporation's financial performance resulting from investment in marketing programs, research and development, plant, machinery, and equipment and in personnel and related programs.

     The Corporation's executive compensation plan consists of the following components:

Base Salary
-----------

     Base salaries were established based on the pay-at-risk level appropriate for each executive's job, including the Chief Executive Officer. For the Chief Executive Officer, base salary represented 39% of the targeted total direct compensation opportunity. For the other named executive officers, base salaries averaged 61% of their targeted total direct compensation opportunity.

     During 2001, executive officers, including the Chief Executive Officer received a 4.2% increase based on the midpoint established for their role. The midpoint is the base salary target under which an executive officer's salary is administered. Under the midpoint compensation system, midpoints were used to calculate the annual increase for each executive officer by multiplying the midpoint (not the current base salary) by a percentage established by the Compensation Committee. The resulting amount was then added to the current base salary.

     In determining the percentage increase for base salary, the Compensation Committee considered a variety of factors, including inflation rate, the Corporation's financial performance, and trends in salaried employee compensation increases, as disclosed by published salary budget forecasts. Future base pay increases will be based on factors similar to those just discussed.

Annual Award Plan
-----------------

     Four members of the Senior Leadership Team (SLT), including the Chief Executive Officer, are eligible for an annual award consisting of restricted stock, based on achievement of the Corporation's established diluted "earnings-per-share" (EPS) target. The shares of restricted stock are to be awarded at the first meeting of the Compensation Committee following the release of year-end results. If awarded, restricted shares under this plan vest three years from the date of grant if the recipient is still employed by the Corporation, and vest immediately in the event of death, disability, retirement at age 60 with ten or more years of service, or change in corporate control. Members of the SLT eligible to participate in this plan are Martin G. Carver, Chief Executive Officer; Warren W. Heidbreder, Vice President, Chief Financial Officer; Nathaniel L. Derby II, Vice President, Manufacturing Design; and John
C. McErlane, Vice President and President, Tire Distribution Systems, Inc., a wholly owned subsidiary .

     There were no awards of restricted stock granted to the four eligible participants based on the Corporation's diluted EPS results for 2001.

Long-term Award Plan
--------------------

     Executive officers, including the Chief Executive Officer, participate in a long-term award plan designed to achieve the following objectives:

     o Create a better link between the interests of the participants and the Corporation's shareholders;

     o Promote teamwork and provide participants with rewards for excellence in the Corporation's performance;

     o Provide flexibility to the Corporation in its ability to compensate, attract, and retain the services of individuals who make significant contributions to the Corporation's success; and

     o    Allow participants to further share in the success of the Corporation.

     Under this plan, executive officers, including the Chief Executive Officer, were granted a stock option under the Bandag, Incorporated Stock Award Plan, to purchase shares of Class A Common Stock at fair market value as of the award date of March 13, 2001. These options are non-qualified stock options under the Internal Revenue Code.

     Under this grant, stock options for the executive officers, including the Chief Executive Officer, are exercisable at a rate of 20% per year, beginning March 13, 2002, and have an exercise period of 10 years. The size of the grant was based on the estimated value of the options using the Black-Scholes option pricing model, and was made considering the executive's overall total direct compensation target.

     Each option becomes immediately exercisable at the end of the vesting period, unless the participant's employment has been previously terminated, or in the event of the participant's death, disability, retirement at age 60 with ten or more years of service, or change in corporate control.

                         Bandag, Incorporated Management
                      Continuity and Compensation Committee

             Robert T. Blanchard           James R. Everline
             Gary E. Dewel                 R. Stephen Newman, Chairman

     Remuneration of Directors. Directors who are also full-time employees of the Corporation do not receive remuneration for acting as directors. Non-employee directors are compensated in accordance with the following schedule:

     Annual Fees - Chairman of Committee - $32,000. Other Directors - $30,000. Board Meeting Attendance - $1,250 per meeting.
     Committee Meeting Attendance - Chairman - $1,500 per meeting.
     Other Directors - $1,250 per meeting.

     Stock Option Award - Stock Options having a value computed under the Black-Scholes method of $8.52 (covering 1,800 shares of Class A Common Stock at an exercise price of $32.53 per share, being the fair market value of the Class A Common Stock on the date of grant, March 12, 2002). The options are immediately exercisable and expire 10 years from the date of grant. The value of the annual stock option award and/or the number of shares covered by the award will vary in future years.

     Transactions with Management/Principal Shareholders and Directors. Roy J. Carver, Jr., son of Lucille A. Carver and brother of Martin G. Carver, owns 100% of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa; Davenport, Iowa, and Clinton, Iowa. During 2001, it sold $97,805.99 of aviation fuel and charter services to the Corporation at competitive prices based on volume purchased and services utilized. Phillip J. Hanrahan, a director, is a partner of the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has provided legal services to the corporation for several years, including 2001, and expects to provide legal services in 2002. Mr. Edgar D. Jannotta, a director, is Chairman of William Blair & Company, L.L.C. and Chairman of that firm's Executive Committee. William Blair & Company, L.L.C. has provided investment banking services to the Corporation for several years, including 2001, and may provide services in 2002 if requested by the Corporation.

                             AUDIT COMMITTEE REPORT

     Pursuant to its written charter, the Audit Committee ("Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services provided by the auditors to the Corporation with their independence.

     The Committee discussed with the Corporation's independent auditors the overall scope and plans for their audit of the Corporation's consolidated financial statements and the scope of internal audit activities which were outsourced to the independent auditors in 2001 but will not be outsourced to the independent auditors in 2002 and subsequent years. The Committee meets with the independent auditors, both with and without management present, as deemed advisable, to discuss the results of their examination, their evaluation of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements. The Committee held nine meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have selected, subject to shareholder ratification, the Company's independent auditors.

                              Bandag, Incorporated
                                 Audit Committee

               Robert T. Blanchard, Chairman         James R. Everline
               Gary E. Dewel                         R. Stephen Newman

                      SHAREHOLDER RETURN PERFORMANCE INFORMATION

     Set forth on the following pages is a line graph comparing the yearly percentage change during the last five years in the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock and Class A Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index and the Dow Jones & Co., Inc. Tire and Rubber - Index ("Tire and Rubber Index"). The graph assumes $100 Invested on December 31, 1996 in Bandag, Incorporated Common Stock and Class A Common Stock, the S&P 500 Stock Index and the Dow Jones & Co., Inc. Tire and Rubber - Index.

                  Bandag, Incorporated Stock Performance Chart

                               [GRAPHIC OMITTED]


                 Comparison of Five Year Cumulative Total Return
--------------------------------------------------------------------------------
                                                 December 31
--------------------------------------------------------------------------------
                             1996     1997     1998     1999     2000      2001
--------------------------------------------------------------------------------
Bandag, Incorporated         $100      110       84       54       90        82
--------------------------------------------------------------------------------
S&P 500 Stock Index          $100      133      171      208      189       166
--------------------------------------------------------------------------------
Tire and Rubber -Index       $100      126      103       62       53        61
--------------------------------------------------------------------------------

        Proposal No. 2 - AMENDMENT OF RESTATED ARTICLES OF INCORPORATION,
                                   AS AMENDED

General

     Section 490.832 of the Iowa Business Corporation Act (the "Act") permits an Iowa corporation and its shareholders to eliminate or limit directors' liability for monetary damages for certain breaches of fiduciary duty. Pursuant to Section
490.832 of the Act, the Corporation's Board of Directors has adopted an amendment to the Corporation's Restated Articles of Incorporation, as amended, that would eliminate personal monetary liability of the Corporation's directors to the fullest extent permitted by the Act. In order for the amendment to be put into effect, the shareholders of the Corporation must approve the amendment. The Board of Directors believes that the adoption of the amendment would encourage qualified individuals to serve as directors of the Corporation. Thus, the Board of Directors recommends that the shareholders approve amending the Corporation's Restated Articles of Incorporation, as amended, by adding the following paragraph to Article V:

          No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that any such person's liability shall not be eliminated or limited for a breach of the director's duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit, or under Section 490.833 of the Iowa Business Corporation Act. This provision shall not eliminate or limit the liability of a director for an act or omission occurring prior to the date when this provision becomes effective.

Background and Reasons for Proposed Amendment

     In order for a corporation to function properly, the directors of the corporation must be able to exercise independent business judgment without the fear of being second-guessed by courts and held liable for mistakes of judgment. Directors' decisions are protected from being second-guessed by the so-called "business judgment rule." The business judgment rule is a presumption that directors acted in what they determined in good faith, after appropriate consideration, to be in the best interests of the corporation and its shareholders. Under the business judgment rule, a court will not hold directors liable for mistakes of judgment unless the presumption is rebutted, as long as the directors did not engage in self-dealing or otherwise have conflicts of interest. Thus, the business judgment rule protects directors from personal liability to the corporation and its shareholders when their business decisions are subsequently challenged in court.

     However, the business judgment rule alone is often not sufficient due to the too frequent occurrence of unwarranted litigation against corporate directors, the expense of defending or settling lawsuits, and the inevitable uncertainties in applying the business judgment rule to particular facts and circumstances. As a result, corporations such as the Corporation extend indemnity to, and provide insurance for, directors to protect them from litigation expenses and unforeseen liabilities.

     As additional protection against such litigation expenses and unforeseen liabilities, the Act allows Iowa corporations to eliminate or limit directors' personal monetary liability for certain breaches of fiduciary duty. Under the Iowa director exculpation provision, a corporation's directors are not personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of the directors' duty of loyalty to the corporation or its shareholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o any transaction from which the directors derive an improper personal benefit; or

     o    unlawful dividends or unlawful stock repurchases or redemptions under
          Section 490.833 of the Act.

     The current environment is one that continues to present risks for directors. Members of boards of directors and audit committees are taking on greater responsibility respecting the business affairs and financial reporting and disclosure issues of their corporations in increasingly complex markets. To ensure that these increased responsibilities are adequately met, it is more important than ever that corporations be able to attract and retain qualified directors.

     Prior to directors taking on increased responsibilities, the risk of investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors of corporations was not uncommon. As directors take on increased responsibilities, they will likely face even more scrutiny and a greater threat of future shareholder litigation related to their work. In this environment, an individual may conclude that the potential exposure to the costs and risks of proceedings in which the individual may become involved as a director exceed any benefit to the individual from serving as a director.

     The Board of Directors believes that the adoption of Iowa's director exculpation provision would reduce the costs and risks related to serving as a director and increase the Corporation's ability to continue to attract and retain qualified individuals to serve as directors.

Effect of Proposed Amendment

     The proposed amendment protects the Corporation's directors against personal liability to the Corporation and its shareholders for monetary damages for certain breaches of fiduciary duty. However, as indicated above, directors remain liable for breaches of their duty of loyalty to the Corporation and its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and for transactions from which a director derives an improper personal benefit. Also, the proposed amendment does not absolve directors of liability under Section 490.833 of the Act, which make directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Finally, the proposed amendment does not eliminate or limit the liability of directors arising in causes of action brought under federal laws, including federal securities laws.

     While the Iowa director exculpation provision protects directors from awards of monetary damages for certain breaches of fiduciary duty, it does not eliminate a director's fiduciary duty. In other words, a director is still required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of Section 490.830 of the Act in carrying out the director's duties. Accordingly, the proposed amendment has no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of fiduciary duty. Also, liabilities arising from acts or omissions occurring prior to the adoption of the amendment are not covered, so that directors remain potentially liable for monetary damages in connection with any acts or omissions occurring prior to the adoption of the amendment.

Vote Required to Approve the Amendment

     Assuming a quorum is present, approval of the amendment requires that more votes of shares of Common and Class B Common Stock be voted in favor of such approval than are voted against such approval. Any shares not voted at the Annual Meeting with respect to such approval (whether as a result of abstentions, broker-non votes or otherwise) will have no impact on the vote.

Recommendation

     The directors acknowledge that they and future directors would personally benefit from approval of the amendment. However, for the reasons given in the section titled "Background and Reasons for Proposed Amendment," the Board of Directors recommends a vote "for" the approval of the amendment to the Corporation's Restated Articles of Incorporation, as amended. Shares represented by proxies received will be voted "for" approval of the amendment unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

       Proposal No. 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, based upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2002.

     Ernst & Young LLP served as the Corporation's independent auditors for the fiscal year ended December 31, 2001. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

     Although this selection is not required by law to be submitted to a vote by shareholders, the Board of Directors believes it appropriate, as a matter of policy, to request that the shareholders ratify the selection of Ernst & Young LLP as independent auditors for 2002. If the shareholders should not ratify, the Board of Directors will reconsider the selection.

     Assuming a quorum is present, ratification of the appointment requires that more votes of shares of Common and Class B Common Stock be voted in favor of such ratification than are voted against such ratification. Any shares not voted at the Annual Meeting with respect to such ratification (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Corporation's Forms 10-Q were $632,600.

Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not provide any professional services in connection with financial systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     For the fiscal year ended December 31, 2001, the aggregate fees billed for services rendered by Ernst & Young LLP, other than the audit fees described above, were $988,300, including audit related services of $763,900 and nonaudit services of $224,400. Internal audit services represent the majority of the audit related services. Also included in audit related services are fees for pension and foreign statutory audits, accounting consultations and SEC registration statements. Except for certain tax and certain audit related services (not to include internal audit), the Corporation will not engage Ernst & Young LLP to provide services beyond those provided in conjunction with the annual audit.

     The Audit Committee took into consideration whether the providing of services described above under "All Other Fees" was compatible with maintaining the independence of Ernst & Young LLP.

                         Proposal No. 4 - OTHER MATTERS

     The management of the Corporation knows of no matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgments.

                          2003 SHAREHOLDERS' PROPOSALS

     The date by which proposals of shareholders intended to be presented at the 2003 Annual Meeting of the Corporation must be received by the Corporation for inclusion in its Proxy Statement and form of proxy relating to that meeting is December 12, 2002. The Corporation may exercise discretionary voting authority under proxies solicited by it for the 2003 Annual Meeting of the Corporation if it receives notice of a proposed non-Rule 14a-8 shareholder action after February 25, 2003.

                                  MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and more than 10% shareholders ("Insiders") to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership of the Corporation's stock and furnish copies of such reports to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 was required to be filed, the Corporation believes that during the year ended December 31, 2001, all reports required by
Section 16(a) to be filed by the Corporation's Insiders were filed on a timely basis.

Expenses

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Corporation.

     Some of the officers and regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone, e-mail or telefax. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their expenses.

                                       By Order of the Board of Directors


                                       WARREN W. HEIDBREDER, Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                               PROXY

                                                       BANDAG, INCORPORATED

                                                          Muscatine, Iowa

                                              PROXY FOR ANNUAL MEETING - MAY 14, 2002
     The undersigned hereby appoints Martin G. Carver as Proxy with the power of substitution and hereby authorizes him to represent and to vote as designated herein all shares of Common Stock (COM) and Class B Common Stock (CLB) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bandag, Incorporated to be held May 14, 2002 and at any adjournment thereof.

     This proxy is solicited on behalf of the Company's Board of Directors. Every properly signed proxy will be voted as directed. The Board of Directors recommends a vote FOR the nominees in Item (1) and FOR Items (2) and (3). Unless otherwise directed, proxies will be voted in accordance with the foregoing sentence and in the discretion of the proxy holder in connection with Item (4).

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxy holder cannot vote your shares unless you sign and return this card.


                                            CONTINUED AND TO BE SIGNED ON REVERSE SIDE

|X|   Please mark
      votes as in
      this example.


        The signer revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

1.   Election of Directors.     FOR    AGAINST    ABSTAIN                                                FOR     AGAINST    ABSTAIN
(01) Martin J. Carver           |_|    |_|        |_|          2.   Proposal to amend the Restated       |_|     |_|        |_|
                                                                    Articles of Incorporation, as
                                                                    amended.
                                FOR    AGAINST    ABSTAIN                                                FOR     AGAINST    ABSTAIN
(02) Edgar D. Jannotta          |_|    |_|        |_|          3.   Ratification of selection of Ernst   |_|     |_|        |_|
                                                                    & Young LLP as independent
                                                                    auditors for  the fiscal year
                                                                    ending December 31, 2002.

                                                               4.   In his discretion upon such other matters as may properly come before the meeting.



                                                                    MARK HERE FOR      |_|             MARK HERE       |_|
                                                                  COMMENTS/ADDRESS                    IF YOU PLAN
                                                                   CHANGE AND NOTE                     TO ATTEND
                                                                       AT LEFT                        THE MEETING


                                                                 Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.




Signature_____________________________  Date:__________________   Signature_____________________________  Date:__________________